Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE August 26, 2008	FOR MORE INFORMATION CONTACT: Mr. John Mye Chief Financial Officer 716-684-8060 JMye@ene.com

Ecology and Environment, Inc. to Trade on the NASDAQ Stock Market

LANCASTER, N.Y, USA, August 26, 2008—Ecology and Environment, Inc., announced today that its Board of Directors has approved the decision to switch the listing of its common stock from the American Stock Exchange to the NASDAQ Stock Market LLC.  Effective Monday, September 8, 2008, the company will trade under the symbol NASDAQ: EEI.

“NASDAQ’s impressive mix of innovative and high-tech companies make it an excellent fit for our company, and NASDAQ’s superior, global trading platform will be welcomed by our investors,” said Kevin Neumaier, President and CEO of Ecology and Environment, Inc.  “NASDAQ’s electronic multiple market maker structure offers our company better exposure and liquidity, and our investors stand to benefit by fast execution and the lowest cost per trade.”

Ecology and Environment, Inc., is a leading global environmental consulting firm, pioneering innovative yet practical solutions to a wide variety of environmental issues, from mitigating environmental damage to fighting global climate change. Founded in 1970, the company has successfully completed over 35,000 projects in 83 countries.

NASDAQ is the largest U.S. electronic stock market.  For more information about NASDAQ, visit the NASDAQ Web site at http://www.nasdaq.com or the NASDAQ Newsroom at http://www.nasdaq.com/newsroom.

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